EXHIBIT 32.0

                   SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Home Federal Bancorp, Inc. of Louisiana (the "Company") on Form 10-QSB for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Daniel R. Herndon, President and Chief Executive Officer, and Clyde D. Patterson, Executive Vice President (principal financial officer), of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


     Date: November 14, 2005         /s/ Daniel R. Herndon
                                     -------------------------------
                                     Daniel R. Herndon
                                     President and Chief Executive Officer



     Date: November 14, 2005         /s/ Clyde D. Patterson
                                     -------------------------------
                                     Clyde D. Patterson
                                     Executive Vice President
                                     (principal financial officer)


     A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act has been provided to Home Federal Bancorp, Inc. of Louisiana and will be retained by Home Federal Bancorp, Inc. of Louisiana and furnished to the Securities and Exchange Commission or its staff upon request.